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                                                                    Exhibit 99.2
                                      PROXY
                           ESHARE COMMUNICATIONS, INC.
                          5051 PEACHTREE CORNERS CIRCLE
                             NORCROSS, GA 30092-2500

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ESHARE COMMUNICATIONS, INC. (THE "COMPANY") FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _______, ______, 2001 (THE "SPECIAL MEETING").

     The undersigned hereby appoints Aleksander Szlam and Kirk L. Somers, and each of them, with full power of substitution, as proxies to vote all of the common shares of the Company that the undersigned may be entitled to vote at the Special Meeting, and at any postponement or adjournments thereof, on the following matters and in the following manner:

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                      PLEASE SIGN AND DATE ON REVERSE.



                           FOLD AND DETACH HERE

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                                        FOR     AGAINST   ABSTAIN
1. To approve and adopt the             / /       / /       / /
Agreement and Plan of Merger,
dated as of July 8, 2001, as
amended, among the Company,
divine, inc. and DES Acquisition
Company and the transactions
it contemplates.

                                        FOR     AGAINST    ABSTAIN
2. To approve the amendment to          / /       / /       / /
the eshare (formerly Melita
International Corporation)
Employee Stock Purchase Plan to
increase the number of shares
authorized for issuance under
the Plan from 250,000 to 301,760.

3. In accordance with their
judgment, upon such other matters
as may properly come before the
Special Meeting or any postponement
or adjournment thereof.

I PLAN TO ATTEND THE SPECIAL MEETING / /

                                   Signature _______________________________

                                   Signature (if held jointly)______________

                                   Date: ___________________________________
                                   * NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner may sign.


                              FOLD AND DETACH HERE

CONTROL NUMBER


                       PLEASE VOTE, SIGN, DATE AND RETURN
                THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW.